Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2006, relating to the financial statements of DELTATHREE, INC. (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2005.

/s/ Brightman Almagor & Co.
Brightman Amagor & Co. Certified Public Accountants A member of Deloitte Touche Tohmatsu Tel Aviv, Israel

September 13, 2006